July 6, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:American Depositary Shares evidenced by
One (1) American Depositary Share representing
One-Fifth of One (1/5) Share of
Red Electrica De Espana SA
(Form F-6 File No 333-154616)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Red Electrica de Espana
SA to Red Electrica Corporacion SA.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Red
Electrica de Espana SA.

The Prospectus has been revised as follows:

Red Electrica Corporacion SA.

Please contact me with any questions or
comments at 212 815-4888


Vanessa Salazar
Assistant Vice President
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286